UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2021

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Autoscope Technologies Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	86-3685595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Spruce Tree Centre, Suite 400, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 438-2363

(Former name or former address, if changed since last report.)

________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AATC	The Nasdaq Capital Market
Preferred Stock Purchase Rights	AATC	The Nasdaq Capital Market

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

(a) On August 27, 2021 (the "Effective Date"), Image Sensing Systems, Inc. ("ISNS"), which is a wholly-owned subsidiary of Autoscope Technologies Corporation (the "Company"), and TJ&Z Family Limited Partnership, a Minnesota limited partnership ("TJ&Z"), entered into a Purchase Agreement (the "Agreement") under which ISNS is purchasing certain real and personal property (the "Property") from TJ&Z for a total purchase price of $2,050,000, subject to adjustments if certain conditions are not satisfied (the "Purchase Price").  The Property includes land and a building located at 1115 Hennepin Avenue, Minneapolis, Minnesota (the "Real Property").  The Agreement also provides for the sale by TJ&Z to ISNS of all of TJ&Z's interest under a billboard lease for a billboard located on the Real Property, business records related to the Real Property, and certain personal property located on the Real Property, all as described in the Agreement.  The Agreement gives ISNS 60 days after the Effective Date (the "Inspection Period") during which to undertake any studies, tests, investigations, and inspections of the Property.

Of the total Purchase Price, ISNS paid earnest money of $50,000.00 (the "Earnest Money") to TJ&Z.  The Earnest Money is being held in an escrow account with an unrelated third party.  The remaining Purchase Price is to be paid by ISNS to TJ&Z on the "Closing Date," as that term is defined in the Agreement.  The Agreement provides that during the Inspection Period, if ISNS terminates the Agreement as provided in the Agreement, the Earnest Money will be returned to ISNS, and, if ISNS does not terminate the Agreement during the Inspection Period, the Earnest Money will be applied to the Purchase Price.

Under the Agreement, the closing of the purchase and the sale of the Property is subject to certain contingencies, including that ISNS shall have received, on or before the end of the Inspection Period, the commitments for the financing necessary and sufficient, in ISNS's sole discretion, to implement ISNS's plans to complete the purchase of the Property.  The Agreement also contains representations and warranties made by each of ISNS and TJ&Z to the other party.  If the Agreement is not terminated by either ISNS or TJ&Z before the Closing Date, the closing of ISNS's purchase of the Property is expected to occur within 15 days after the expiration of the Inspection Period.

The above description is qualified in its entirety by reference to the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

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Section 5 – Corporate Governance and Management

Item 5.02.  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 1, 2021, the Board of Directors of the Company appointed Ezekiel J. Kruglick, Ph.D. to the Company’s Board of Directors.  Dr. Kruglick, age 47, has served on the Board of Directors of Cognitive Battery Systems since October 2017.   Since January 2021, Dr. Kruglick has served as a Technical Advisor to the Board of PaperClip Inc., a leading supplier of enterprise cloud content management services that enable document management, communications, and data transcription focused on achieving “Straight Through Processing”.  Dr. Kruglick also served as Chief Executive Officer and a Director of Ardent Research, a full service research and development boutique firm specializing in technology development, from November 2009 until its sale in April 2021.  From July 2016 to January 2020, Dr. Kruglick served as a Technical Advisor to the Executive Chairman and Board of Directors of ISNS.  Dr. Kruglick received his B.S. and M.S. in electrical engineering and computer science from the University of California, Los Angeles, and his Ph.D. in electrical engineering and computer science from the University of California, Berkeley.

Dr. Kruglick will be compensated as a non-employee director in accordance with the Company’s existing non-employee director compensation program.  Under the program, for 2021, he will receive a pro-rata portion of the $50,000 annual retainer paid to all non-employee directors, of which half will be paid in cash and half as a stock award.  The Company's existing non-employee director compensation program is described under the heading "Corporate Governance - Non-Employee Director Compensation in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2021, which is hereby incorporated into this Current Report on Form 8-K by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are being filed with and incorporated into this Current Report on Form 8-K:

Exhibit No.

10.1     Purchase Agreement dated August 27, 2021 between Image Sensing Systems, Inc. and TJ&Z Family Limited Partnership.

99.1     Press Release dated September 2, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2021	Autoscope Technologies Corporation

	By:	/s/ Frank G. Hallowell
Frank G. Hallowell
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated August 27, 2021 between Image Sensing Systems, Inc. and TJ&Z Family Limited Partnership.

99.1	Press Release dated September 2, 2021.

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